UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  February 23, 2011

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 17th  Street, Suite 4200
Denver, Colorado  80202
(Address of principal executive offices, including zip code)

(303) 296-3006
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 23, 2011, Intrepid Potash, Inc. (the “Corporation”) entered into an Amendment to Employment Agreement (the “Amendment”) with Robert P. Jornayvaz III, which amends his employment agreement which was last amended and restated on May 19, 2010 (the “Employment Agreement”).  The Amendment eliminates all automatic extensions to the original 18-month term of employment contained in the Employment Agreement and instead sets a fixed 35–month term of employment measured from May 19, 2010.  All other terms and provisions of the Employment Agreement remain substantially as described under Item 1.01 of the Corporation’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission on May 19, 2010.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of February 23, 2011, by and between Intrepid Potash, Inc. and Robert P. Jornayvaz III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: March 1, 2011	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Corporate Counsel and Secretary